Exhibit 99.1

ActivIdentity Reports Fourth Quarter and

Fiscal 2007 Financial Results

Company delivers 12 percent annual revenue growth

FREMONT, Calif., December 5, 2007— ActivIdentity Corporation (NASDAQ: ACTI), a global leader in digital identity assurance, today announced its financial results for the fourth quarter and fiscal year ended September 30, 2007.

Revenue for the quarter ended September 30, 2007 was $13.8 million, compared to $17.9 million for the quarter ended September 30, 2006. Revenue for the year ended September 30, 2007 was $59.6 million, compared to $53.4 million for the prior year, representing year-over-year revenue growth of 12%.

Net loss for the quarter ended September 30, 2007 was $1.7 million, or $0.04 per basic and diluted share, compared to a net loss of $0.3 million, or $0.01 per basic and diluted share for the three months ended September 30, 2006. Net loss for the year ended September 30, 2007 was $9.3 million or $0.20 per basic and diluted share, compared to a net loss of $22.5 million or $0.50 per share for the prior year.

Fiscal Fourth Quarter and Fiscal Year Financial Highlights:

•                  Operating expenses during the quarter were $13.6M. For the year, operating expenses were down 5% compared to the prior year, on increased revenue.

•                  Gross profit in FY07 was $39.0 million compared to $33.6 million in FY06, representing a 16% increase year over year. Gross margins were 65% in the current year versus 63% in FY 06.

•                  Cash, cash equivalents, and short-term investments were $121.7 million at September 30, 2007.

•                  Net loss per share declined 60% from the prior year.

“We continue to work diligently to improve our top-line as we see the current demand environment for smart cards growing. During our fiscal year, we expanded our existing relationships with BT, Sun, HP and EDS which contributed to our revenue growth and to the expansion of our end customer base.  Importantly, we continue to see positive market trends and the uptake of our Smart Employee Identification solutions in Europe is growing,” said Thomas Jahn, ActivIdentity’s CEO.

Fiscal Year 2007 Business Highlights

•                  ActivIdentity strengthened its relationship with HP, an OEM partner in the United States, as the company’s Smart Employee ID offerings continue to be embedded into various applications in the enterprise.

•                  The company strengthened its pipeline with Sun Microsystems by providing CMS and Secure Login to the Sun Identity Management Suite.

•                  ActivIdentity was selected as a subcontractor to be part of the EDS GSA Managed Service contract, strengthening its presence with the US Government.

•                  In Europe, Actividentity grew its base of Smart Employee ID solutions for regional military and law enforcement organizations. In the United Kingdom, over one-third of the country’s police organizations are Actividentity customers.

•                  Also, in Europe we gained traction with our strong authentication solutions by securing an agreement with BT, one of the world’s leading providers of communications solutions and services.

Conference Call Details

ActivIdentity will host its earnings conference call to discuss results of its fourth fiscal quarter and fiscal year ended September 30, 2007 at 1:30 p.m. PST (4:30 p.m. EST) this afternoon.  There will be a live audio web cast and dial in to the conference call.

Live audio web cast:  The conference call web cast will be available on the investor relations section of the Company’s website at http://www.actividentity.com/en/investors/index.php.  A replay of the web cast will be available approximately two hours after the conclusion of the call through December, 26 2007.

Dial-in conference call:  To access the conference call within the U.S. or Canada, please dial (877) 292-2820 and enter conference ID 24207155. To access the conference call outside the U.S. or Canada please dial (706) 679-4390 and enter conference ID 24207155. To access the audio replay, please dial (800) 642-1687 or, from outside the U.S., (706) 645-9291 and enter conference ID number 24207155.

About ActivIdentity

ActivIdentity® Corporation (NASDAQ: ACTI) is a trusted provider of identity assurance solutions for the enterprise, government, healthcare, and financial services markets worldwide. The company provides the only fully-integrated platform enabling organizations to issue, manage and use identity devices and credentials for secure access, secure communications, legally binding digital transactions, as well as intelligent citizen services.

ActivIdentity customers experience multiple benefits including increased network security, protection against identity theft and online fraud, enhanced workforce productivity, business process efficiencies, and regulatory compliance. ActivIdentity solutions include Smart Employee ID, Enterprise Single Sign On, Strong Authentication, Secure Information and Transactions, and Smart Citizen ID. More than 15 million users and 4,000 customers worldwide rely on solutions from ActivIdentity. Headquartered in Fremont, Calif., the company has development centers in the United States, Australia, France, and sales and service centers in more than ten countries. For more information, visit www.actividentity.com.

# # #

ActivIdentity and ActivCard are registered trademarks in the United States and/or other countries. All other trademarks are the property of their respective owners in the United States and/or other countries.

Forward-Looking Statements Safe Harbor

The statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include risks relating to our history of losses and need for revenue growth and cost containment, the integration of acquired business and technologies, the variability of our quarterly results, and other risks identified under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, and in subsequent Quarterly Reports on Form 10-Q, which are filed with the United States Securities and Exchange Commission (SEC). Copies of these filings are available from the Company and on the SEC’s Web site at www.sec.gov. Actual results, events and performance may differ materially from our forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Relations:

Mahima Patnaik

ActivIdentity Corporation

510-745-6275

ActivIdentity Corporation

Condensed Consolidated Balance Sheets

(in thousands)

	September 30,	September 30,
	2007	2006(1)
	Unaudited
ASSETS

Current assets:
Cash and cash equivalents	$30,639	$11,477
Short-term investments	91,084	116,570
Accounts receivable, net	14,566	18,048
Inventories	2,146	1,633
Prepaid and other current assets	2,077	2,976

Total current assets	140,512	150,704

Property and equipment, net	4,267	3,612
Other intangible assets, net	6,695	9,830
Other long-term assets	1,104	968
Goodwill	35,874	35,874

Total assets	$188,452	$200,988

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,116	$2,001
Accrued compensation and related benefits	6,942	6,425
Current portion of accrual for restructuring liability	733	750
Accrued and other current liabilities	3,484	4,585
Current portion of deferred revenue	10,349	12,788

Total current liabilities	23,624	26,549

Deferred revenue, net of current portion	2,752	1,945
Restructuring liability, net of current portion	1,574	2,249
Long-term deferred rent	705	919

Total liabilities	28,655	31,662

Minority interest	354	373

Stockholders’ equity:
Common stock	423,288	420,573
Accumulated deficit	(246,501)	(237,203)
Accumulated other comprehensive loss	(17,344)	(14,417)

Total stockholders’ equity	159,443	168,953

Total liabilities and stockholders’ equity	$188,452	$200,988

(1) Derived from audited consolidated financial statements.

ActivIdentity Corporation

Condensed Consolidated Statement of Operations

(in thousands, except per share amounts)

	Three Months		Twelve Months
	Ended September 30,		Ended September 30,
	2007	2006	2007	2006(1)
	(Unaudited)		Unaudited

Revenue:
Software	$5,768	$10,278	$23,308	$25,324
Hardware	3,116	3,431	16,894	14,294
License	—	—	—	—
Maintenance and support	4,886	4,159	19,351	13,757

Total revenue	13,770	17,868	59,553	53,375

Cost of revenue:
Software	936	1,065	3,866	4,642
Hardware	1,500	2,088	9,036	8,541
License	—	—	—	—
Maintenance and support	1,298	1,068	4,704	3,865
Amortization of acquired developed technology and patents	618	783	2,949	2,772

Total cost of revenue	4,352	5,004	20,555	19,820

Gross profit	9,418	12,864	38,998	33,555

Operating expenses:
Sales and marketing	6,229	6,394	25,282	26,889
Research and development	5,022	5,219	19,935	19,560
General and administration	2,340	2,913	12,124	12,647
Restructuring expense	—	(9)	—	805
In-process research and development	—	—	—	—
Amortization of acquired intangible assets	42	48	186	719
Impairment of goodwill	—	—	—	—
Write-down of acquired intangible assets	—	—	—	—

Total operating expenses	13,633	14,565	57,527	60,620

Loss from operations	(4,215)	(1,701)	(18,529)	(27,065)

Other income (expenses):
Interest income, net	1,714	1,364	6,208	4,694
Other income (expenses), net	1,009	182	3,440	173

Total other income, net	2,723	1,546	9,648	4,867

Loss from operations before income taxes and minority interest	(1,492)	(155)	(8,881)	(22,198)
Income taxes	(274)	(195)	(429)	(378)
Minority interest	20	7	12	104

Net loss	$(1,746)	$(343)	$(9,298)	$(22,472)

Basic and diluted net loss per share	$(0.04)	$(0.01)	$(0.20)	$(0.50)

Shares used to compute basic and diluted net loss per share	45,728	45,573	45,694	45,307

(1) Derived from audited consolidated financial statements.

ActivIdentity Corporation
Condensed Consolidated Statement of Cash Flows
(in thousands)

	Twelve Months
	Ended September 30,
	2007	2006 (1)
	Unaudited

Cash flows from operating activities:
Net loss	$(9,298)	$(22,472)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,576	1,504
Amortization of acquired developed technology and patents	2,949	2,772
Amortization of acquired intangible assets	186	719
Non-realized foreign exchange gain	(3,610)	(518)
Stock-based compensation expense	2,518	3,308
Loss on disposal of property and equipment	25	173
Minority interest in ActivIdentity Europe S.A	(12)	(104)
Changes in:
Accounts receivable	4,254	(10,713)
Inventories	(313)	83
Prepaid and other current assets	924	574
Accounts payable	(135)	250
Accrued compensation and related benefits	4	244
Accrual for restructuring liability	(710)	(1,219)
Accrued and other current liabilities	(1,795)	(15)
Deferred revenue	(2,065)	6,210
Deferred rent	(101)	(64)

Net cash used in operations	(5,603)	(19,268)

Cash flows from investing activities:
Purchases of property and equipment	(2,099)	(2,147)
Cash used in acquisition of patents and related intellectual property	—	(3,998)
Purchases of short-term investments	(156,721)	(118,839)
Proceeds from sales and maturities of short-term investments	182,795	143,881
Cash used in acquisitions, net of cash received	—	(746)
Acquisition of ActivCard Europe S.A. minority interest	—	(561)
Other long-term assets	(83)	(197)

Net cash provided by investing activities	23,892	17,393

Cash flows from financing activities:
Proceeds from exercise of options, rights and warrants	191	70
Net (decrease) increase in short-term borrowings	—	—

Net cash provided by financing activities	191	70

Effect of exchange rate changes on cash	682	115

Net increase (decrease) in cash and cash equivalents	19,162	(1,690)
Cash and cash equivalents, beginning of period	11,477	13,167

Cash and cash equivalents, end of period	$30,639	$11,477

(1) Derived from audited consolidated financial statements.